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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995 and for the year then ended, included in this Annual Report on Form 10-K for the year ended December 31, 1997 filed on or about March 25, 1998, of Signature Resorts, Inc., in the previously filed Registration Statements (Form S-8 No. 333-15361, Form S-3 No. 333-30285, Form S-3 No. 333-46511 and Form S-8
No. 333-47215) of Signature Resorts, Inc.




                                                              Ernst & Young LLP


Phoenix, Arizona
March 25, 1998